UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2009

Date of Report (Date of earliest event reported)

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Troy Street, Tupelo, Mississippi	38804-4827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Renasant Corporation (the “Company”) intends to switch the administration of the Company’s 401(k) plan to a new service provider. In order to effect the transition, participants in the 401(k) plan will be subject to a blackout period during which they will be unable to change investment options under the 401(k) plan, obtain a loan from the 401(k) plan or obtain a distribution or withdrawal from the 401(k) plan. The blackout period for the 401(k) plan will begin on December 14, 2009 and is expected to end on January 25, 2010, unless extended by the Company.

On November 13, 2009, the Company sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity securities in connection with the blackout period under the 401(k) plan. The notice stated that the blackout period for the 401(k) plan will commence on December 14, 2009 and is expected to end on January 25, 2010. The notice, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Notice delivered to directors and executive officers of Renasant Corporation on November 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: November 16, 2009	By:	/S/ E. ROBINSON MCGRAW
E. Robinson McGraw
Chairman, President and
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Notice delivered to directors and executive officers of Renasant Corporation on November 13, 2009.